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                               FRANCHISE AGREEMENT

     THIS AGREEMENT between Powell Valley Utility District and Tengasco Pipeline Corporation.

     WHEREAS Tengasco Pipeline Corporation and Powell Valley Utility District agree to enter into an exclusive agreement to permit Tengasco Pipeline Corporation ("TPC") to install facilities at TPC's cost and to provide natural gas utility service through TPC's system to customers, whether residential, commercial, or industrial within the boundaries of the District. This agreement is referred to as "Franchise Agreement" and is in the nature of a license agreement with the District for TPC to provide natural gas service in accordance with the franchise authority of the District.

     The District and TPC agree as follows:

     SECTION 1. Definitions. Whenever in this agreement the words or phrases hereinafter in this section defined are used, they shall have the respective meanings assigned to them in the following definitions (unless, in the given instance, the context wherein they are used shall clearly import a different meaning):

     (a) The word "Grantee" shall mean TPC, the corporation to which the franchise is granted by this agreement, and its lawful successors or assigns.

     (b) The word "District" shall mean the Powell Valley Utility District, a municipality of the State of Tennessee.

     (c) The word "Streets" shall mean the public streets, lanes, alleys, courts, or other public places in the District as they now exist, or as they may be established at any time during

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the term of this franchise in the District.

     (d) The word "District" shall mean the District or any engineer hired by the District to review any application, filing, or installation made by Grantee pursuant to this Agreement.

     (e) The word "Gas" shall mean natural gas. TPC will provide physical delivery of natural gas to the District from its system of sufficient quality for residential purposes and shall have the exclusive right to negotiate and contract on behalf of the District for the purchase of natural gas by the District including price, quantity, and quality provisions. TPC may negotiate and contract for such purchase of natural gas from any source it deems appropriate and under terms it deems reasonable, including without limitation Tengasco, Inc., the parent company of TPC. TPC shall not at any time be required to construct additional pipelines or facilities to connect with any other physical source of supply other than reserves of Tengasco, Inc. Gas shall be conclusively presumed to be of sufficient quality for residential purposes pursuant to this Agreement if the gas meets the following specifications, or is interchangeable with gas of the following specifications pursuant to Bulletin 36 of the American Gas Association or other industry standard selected in the reasonable discretion of TPC:

     (1) Heating value of not less than 960 BTUs per cubic foot;

     (2) Commercially free of dust, hydrocarbon liquids, water, or other substance which may interfere with the safe operation of the Facilities;

     (3) Containing not more than 2.0 grains sulfur, nor more than 1/4 grain hydrogen sulfide per one hundred cubic feet;

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     (4) Containing not more than 10 ppm by volume of oxygen;

     (5) Containing not more than 6% by volume of combined carbon dioxide and nitrogen;

     (6) Containing not more than 7 pounds of entrained water per million cubic feet at 14.73 psi pressure base and 60(degree)F temperature.

         (f) The phrase "Facilities or Equipment" shall mean pipe, pipe line, tube, main, service, trap, vent, vault, manhole, meter, gauge, regulator, valve, conduit, appliance, attachment, appurtenance, and any other personal property located or to be located in, upon, along, across, under or over the streets of the District and actually used in the distribution of gas in the District.

       SECTION 2. That the exclusive right, privilege and franchise, subject to each and all of the terms and conditions contained in this agreement, be and the same is hereby granted to TPC, a corporation organized and existing under and by virtue of the laws of the State of Tennessee, herein referred to as the Grantee, for the term of ten (10) years from and after the effective date hereof, to lay, construct, erect, install, operate, maintain, use, repair, or replace in, upon, along, across, under or over the streets of the District or remove from the streets of the District its facilities or equipment:

     (a) For the purpose of conducting, conveying, transporting, supplying, distributing and selling gas to the District and its inhabitants for heat, power and light and any and all other purposes for which gas may be used, and

     (b) For the purpose of conducting, conveying and transporting gas through the District for use outside of the boundaries of the District for heat, power and light and any and


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all other purposes for which gas may be used.

       At the end of the initial ten year term of this agreement, the District shall have the option to extend this agreement for an additional ten-year term. If the District exercises its option to extend this agreement for an additional ten-year term, the District shall own all facilities installed by TPC at the end of such additional term and Sections 5 and 5.1 hereof shall not apply. TPC shall transfer ownership of such facilities to the District by appropriate instruments at that time and the District shall expressly assume all obligations under the gas purchase contracts whereby TPC purchases or is to purchase gas for supply to the District. If the District does not exercise its option to extend this agreement for a second ten-year term, then the District shall be obligated to purchase the Facilities and the provisions of Sections 5 and 5.1 hereof will apply at the end of the initial ten-year term.

       SECTION 3. TPC will pay to the District as a franchise fee the sum equal to 5% of the gross sales proceeds received by TPC from sales of all natural gas sold or transported by TPC and consumed within Hancock County. The remainder of the gross sales proceeds shall be retained by TPC as compensation for its services hereunder. TPC will also pay 5% of the gross sales price of gas, if any, transported by TPC across the distribution facilities to be constructed by TPC pursuant to this agreement to supply customers of the District (but not any other part of TPC's system or separate pipeline constructed pursuant to Section 2(b) above through any part of the District and not connected directly to the Facilities to be constructed hereunder) and sold to any industrial customer located outside the District.

       SECTION 4. All work undertaken or performed, all service rendered, and all facilities or equipment operated, maintained or used pursuant to the provisions of this


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franchise shall be the standard required by law, by the orders of the Tennessee
Regulatory Authority of the State of Tennessee, and by any other body or governmental authority having jurisdiction in the premises. All facilities or equipment of the Grantee to be laid, constructed, erected, installed or repaired, in, upon, along, across, under or over the streets of the District, or removed from the streets of the District pursuant to the provisions of this franchise, shall be laid, constructed, erected, installed, repaired or removed in accordance with the rules and regulations of the District now or hereafter adopted or prescribed with the agreement of TPC which agreement shall not be unreasonably withheld, except where in conflict with the State law, orders of the Tennessee Regulatory Authority, or other governmental authority having jurisdiction in the premises.

       SECTION 5. The ownership of the Facilities shall remain in TPC while this agreement is in effect. The Facilities may be sold by TPC to the District at the following times and under the following terms: (1) at the sole option of the District at the end of the initial ten-year term hereof only; (2) by agreement of TPC at any time during and prior to the end of the initial term; or (3) if extended for a second ten-year term, by agreement of TPC during and prior to the end of the second ten-year term. At any time the Facilities are purchased by the District, the District shall be entitled to purchase and TPC shall be obligated to sell the Facilities of TPC installed pursuant to this Agreement at the fair market value of the Facilities. The District shall, at the time of any purchase, assume all of TPC's gas contracts for gas to supply the District. The fair market value of the Facilities shall include an element for replacement cost and going concern value as well as net book value and shall be determined in the exercise of sole reasonable discretion by TPC. Should the District not agree

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with the fair market value so determined, at the end of the initial term only, the fair market value at that time only shall be determined by a single arbitrator in binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association as then in force, or by any other means of binding arbitration by one or more arbitrators upon which the parties to this agreement may specifically agree in writing. In all other instances when fair market value is to be determined, the fair market value is in the sole reasonable discretion of TPC.

       SECTION 5.1 If the termination of this agreement occurs at the expiration of the ten year initial term, TPC agrees that the net book value of the Facilities shall be deemed to have been paid to TPC in the rates charged and collected, to the extent and only to the extent that such rates charged and collected have been in excess of TPC's cost of service (gas costs, operating costs, taxes, interest expense on monies borrowed by TPC to install the facilities, and return on investment). TPC expressly agrees that any excess of the fair market value as may be determined by the provisions of Section 5 which may exceed the net book value deemed paid pursuant to the previous sentence, if any, maybe paid by promissory note or other obligation of the District as the District may elect which shall not cause the District to attempt to issue bonds in any amount which may not be supported by law. Any promissory note or other obligation for any portion of the fair market value shall be payable for a period not exceeding five (5) years and at an interest rate of not less than prime (Wall Street Journal) plus one percent as published most recently prior to the date of such note, payable monthly, unless TPC agrees to other terms. In such instance where a promissory note may be given, TPC shall transfer ownership of the facilities in place to the District, and the District shall secure payment of any such promissory note or other agreed obligation by a security interest

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in the facilities so transferred.

       SECTION 5.2 All billing and administrative functions in connection with services hereunder shall be performed by TPC or its designee as agent of the District. The District shall not be charged any fee for such functions. The District shall have access at all reasonable times to the books and records of TPC or its designee insofar as all records of TPC or its designee under this agreement are concerned in order to verify the accuracy of any computations required hereunder.

       SECTION 6. The Grantee of this franchise shall not lay, construct, erect or install its facilities or equipment, in, upon, along, across, under or over the streets of the District until and unless the proposed location of such facilities or equipment shall have been approved by the District, or such other officer of the District as the District may direct, and which approval shall not be unreasonably withheld.

       SECTION 7. (a) Before making any opening or excavation in any street, or before distributing the earth beneath the surface of any street, regardless of whether the surface thereof is damaged or removed or not, except in case of emergency, the Grantee shall file with the District a drawing or plan showing the proposed location, elevation above or below the established grade of the center line of the street, and the character of its facilities or equipment to be laid, constructed, erected, installed, used, repaired in, upon, along, across, under or over the streets of the District, or removed from the streets of the District for all its facilities except service connections which shall be furnished within thirty (30) days after installation.

       (b) If the proposed location of any facilities or equipment to be


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laid, constructed, erected, used, repaired or replaced by the Grantee in, upon, along, across, under or over the streets of the District, or removed from the streets of the District by the Grantee does not interfere (1) with the use of the streets for the purpose of travel, (2) with any proposed or contemplated use of the streets by the District either above or below the surface of the street, for which plans have been prepared, or for which plans are in the course of preparation, which plans have been authorized by the District, or the legislative body of the District, (3) with personal property lawfully in, upon, along, across, under or over the streets, and otherwise complies with this franchise, and any agreement, rule or regulation of the District in force and effect at the time of such application, the District shall approve said application and a permit shall be issued therefor by the proper District authority.

       SECTION 8. The work of laying, constructing, erecting, installing, using, operating, maintaining, repairing or replacing in, upon, along, across, under or over the streets of the District, or removing from the streets of the District, any facilities or equipment of the Grantee, shall be done, performed, or conducted with the least practicable hindrance of the use of the streets for the purpose of travel or any other public purpose.

       SECTION 9. (a) When any opening or excavation is made, or work done, in, upon, along, across, under or over the streets, for any purpose whatsoever by the Grantee, in connection with the exercise of any right or privilege granted by this franchise, any portion of said streets affected or damaged thereby shall be restored as promptly as practicable by the Grantee to as useful, safe, durable and good condition as existed prior to the making of such opening or such excavation or the doing of such work.

       (b) By the acceptance of this franchise, the Grantee agrees that

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after the work of restoring such portion of said street has been completed as provided in the paragraph above, it will keep such portion of said street so restored, in as useful, safe, durable and good condition as existed prior to the making of such opening or excavation or the doing of such work, ordinary wear, tear and use excepted, for a period of twelve (12) months, if the District determines that such portion of such street was affected or damaged by such opening or excavation made, or such work done in, upon, along, across or over the said street by the Grantee, provided such obligation on the part of the Grantee shall terminate twelve (12) months after the date of any such original restoration.

       SECTION 10. After any work has been commenced by the Grantee in, upon, along, across, under or over the streets of the District, pursuant to the provisions of this franchise, the same shall be prosecuted in good faith and with due diligence until completed.

       SECTION 11. (a) Any pipe, pipe line, tube, main, service, conduit, duct or other structure laid, constructed, erected, or installed pursuant to the provisions of this franchise, or any tunnel or bore dug or made in the streets of the District in connection with the laying, constructions, erection or installation of the property above mentioned in this section, shall be not less than thirty (30) inches below the surface of the street or the ground, as the case may be, when such installation is three (3) inches or over in diameter and shall be not less than twenty-four (24) inches when such installation is under three (3) inches in diameter and measured in each instance from said established grade of the nearest point to said property, tunnel or bore as the case may be.

                   (b) Where, however, such depths are impracticable due to extraordinary circumstances, the Grantee shall secure the approval of the District or other


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duly authorized officer of the District as to the suitable depth or location of said property, tunnel or bore and the same shall be placed in conformity with such approved location or depth, and in a manner reasonably satisfactory to the District or other authorized officer of the District.

                   (c) All manholes, vaults, traps, catch basins or other structures, shall be so capped and covered as to be flush with the surface of the street, and shall not interfere in any way with the use of the streets for the purpose of travel.

                   (d) The Grantee shall not lay, construct, erect, or install in the streets of the District any vent pipe from any vault, manhole or other structure of the Grantee except in the manner and at the location or locations prescribed or approved by the District and only in accordance with sound engineering practices.

       SECTION 12. Upon abandonment of any of the facilities or equipment of the Grantee located above or below the surface of the streets, the Grantee shall notify the District in writing of such abandonment within twenty (20) days thereafter; and if such abandoned facilities or equipment will then unreasonably interfere with the then contemplated use of said street by the District, the District shall give written notice thereof to the Grantee within twenty (20) days after receipt of said notice of abandonment and the Grantee shall commence the removal of same within twenty (20) days after receipt of said notice from the District and prosecute said work to completion with reasonable diligence and at its own cost and expense.

       SECTION 13. If during the term of this franchise, the District shall change the grade, width or location of any street, or improve any street in any manner, including laying of any sewer, storm drain, conduit, water or other pipe, or construct any pedestrian tunnel

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or other improvement, and, in the opinion of the District such work shall render necessary any change in the position or location of any facilities or equipment of the Grantee in the streets including the support thereof while such work is being done or performed, the Grantee, at its own cost and expense, within twenty
(20) days after written notice from the District so to do, shall begin the work of doing any and all things to effect such change in position or location in conformity with such written instructions.

       SECTION 14. If the Grantee is dissatisfied with any determination of the District permitted by the foregoing Sections hereof, it may petition the District to review the same within ten (10) days after such determination, but such remedy shall be cumulative and not exclusive.

       SECTION 15. The District shall not impose any rental, license fee, charge or tax upon the Grantee for the rights hereby granted, or the exercise thereof, that is not uniformly imposed and collected by the District upon the same basis on all other publicly or privately owned competing public service companies.

       SECTION 16. TPC shall maintain a policy of general liability insurance in the amount of ten million dollars, including umbrella coverage, at all times this agreement is in effect. The District and the directors of the District shall be named as additional insureds on such policy.

       TPC agrees to provide at its initial cost and expense, for the benefit of the District a performance bond in the amount of $200,000 guaranteeing its performance of obligations under this Franchise Agreement, and payable to the District in the event and to the extent judgment is rendered in a court of competent jurisdiction that the District has incurred and is entitled to receive damages as a result of any breach of this agreement by TPC, and to

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maintain that bond in force during the term of this agreement. The District agrees that because the bond is required and maintained for benefit of the District and its customers, the annual cost of acquiring and maintaining this bond shall be either deducted in equal monthly installments from the five percent of gross proceeds to which the District is entitled under this agreement until repaid in full to TPC, or collected as an additional charge from consumers purchasing gas from the District until paid in full and thereafter reimbursed to TPC, as TPC and the District may agree.

       SECTION 17. The Grantee shall use reasonable care and precaution in laying, constructing, erecting, installing, using, operating, repairing, or maintaining its facilities and equipment located in, upon, along, across, under or over the streets of the District to avoid damage or injury to persons or property; and shall indemnify, defend (including payments of attorneys' fees, court costs, etc.) and save harmless the District from any and all liability by reason of damage or injury to persons or property on account of the Grantee's negligence in such work, provided the District shall have notified the Grantee in writing of any claims against the District on account thereof in ample time to enable the Grantee to defend the same.

       The Grantee shall furnish the District annually certificate or certificates evidencing its insurance coverage of the foregoing risks in good and solvent insurance companies authorized to do business in the State of Tennessee.

       SECTION 18. The Grantee shall run a service pipe to the gas meter serving all buildings on the lines of its mains, provided a written application is made by the consumer agreeing to use gas, and provided that the point wherever the service pipe to the gas meter

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serving the building shall not be more than sixty (60) feet inside the property line. The Grantee shall also maintain, repair and keep in good condition all of the service pipes, and keep the same free from all obstruction up to the point of entrance to the building free of charge to the consumer. The Grantee shall not be obligated to extend its mains except upon written application therefor by the prospective consumer upon Grantee's customary forms, agreeing to accept and pay for service in accordance with Grantee's rules and regulations and tariffs on file. Grantee shall not in any event be required to install or extend any mains if in Grantee's reasonable judgment it would be uneconomical to do so. Nothing contained in this Section 18 shall be construed as limiting or impairing the authority of the Tennessee Regulatory Authority of the State of Tennessee.

       SECTION 19. All gas transmitted, distributed, supplied and sold by the Grantee under this agreement, shall be furnished and paid for in accordance with, and subject to, all of the provisions of the applicable rates, and schedule of charges and such change or changes as may be made in the terms and conditions of service from time to time.

       The District shall have jurisdiction to prescribe and fix rates, charges, terms and conditions governing the furnishing of said gas service, which shall be sufficient to yield the Grantee a reasonable return upon the fair value of its Facilities, including Facilities paid for with either borrowed or invested capital, used and useful in rendering said service. Because the number of customers, the purchased volumes, and investment costs are uncertain, the District agrees that to assure a reasonable return to TPC, the rates prescribed by the District shall not be less than an average of rates for comparable service provided by at least three districts adjacent to or near the District to be selected by TPC, unless TPC agrees in its sole

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discretion to a lesser rate.

       SECTION 20. No transfer, assignment or lease, or attempted transfer, assignment or lease, of this franchise, or of any right, privilege or interest therein, to any person, firm or corporation shall have any force, effect or validity unless and until: .

       (1) The Grantee shall have duly executed a good and sufficient instrument making such transfer, assignment or lease, and a duplicate original thereof shall have been filed in the office of the District.

       (2) The transferee, assignee, or lessee shall have duly executed a good and sufficient instrument accepting such transfer, assignment or lease, and assuming all the obligations of the Grantee (including without limitation all gas contracts entered into by TPC for purchase of gas to be supplied to the District) under this franchise, and an original thereof shall have been filed in the office of the District.

       Nothing contained in this Section 20 shall be construed to apply or effect in any manner any mortgage, deed of trust, indenture or other instrument given by the Grantee (or by any person, firm or corporation under a transfer, assignment or lease made in full accordance with the provisions of this Section) to secure an issue of bonds or other evidence of indebtedness. However, the terms of clauses (1) and (2) shall apply to the surviving corporation pursuant to any statutory merger.

       SECTION 21. Any written notice herein required to be given by the District, or any of its officers or agents, to the Grantee, shall be deemed to have been duly served if delivered in person to any officer of the Grantee or to its local agent or manager, or if sent by certified mail to the postal address of the Grantee, or by facsimile transmission.

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       SECTION 22. The use of the singular number herein shall include the plural, and the use of the plural number shall include the singular.

       SECTION 23. This agreement shall become effective and all its terms, provisions and conditions binding upon both the District and the Grantee fifteen
(15) days after its execution by the District, provided the Board of Directors of Grantee approves the agreement and Grantee shall within said fifteen (15) days endorse on the original document its acceptance of this agreement in words and figures following: "Tengasco Pipeline Corporation hereby accepts this Agreement this 25th day of January 2000."

                                    POWELL VALLEY UTILITY DISTRICT


January 25, 2000                    BY: /s/ illegible
------------------                     -----------------------------------
Date                                               President


                                    TENGASCO PIPELINE CORPORATION


January 25, 2000                    BY: /s/ Robert M. Carter
------------------                     -----------------------------------
Date                                               President




Tengasco Pipeline Corporation hereby accepts this Agreement this 25th day of January 2000.

TENGASCO PIPELINE CORPORATION


BY: /s/ Robert M. Carter
   --------------------------
   President



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